UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2011

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on March 3, 2011, the Compensation Committee of the Board of Directors of SGS International, Inc. (the "Registrant") approved increases of 6%, 6%, and 4%, respectively, effective April 1, 2011, in the annual base salaries of the following executive officers (the "Executives") to be named in Item 11 (Executive Compensation) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2010, after reviewing their performance: Henry R. Baughman (President and CEO); James M. Dahmus (Senior Vice President and CFO); and Luca C. Naccarato (Executive Vice President).

As described in our 2009 Annual Report on Form 10-K, all of the Company's employees, including the Executives, received a 3% increase in base salary effective January 1, 2010 under a special compensation plan implemented for the 2009 calendar year. Accordingly, effective as of January 1, 2010, Mr. Baughman's base salary was increased from $360,000 to $370,800, Mr. Dahmus' base salary was increased from $275,000 to $283,250, and Mr. Naccarato's base salary was increased from $303,188 to $312,284. In addition, effective March 1, 2010, the Compensation Committee increased the base salaries of Messrs. Baughman and Dahmus to $381,924 and $291,747, respectively. The base salaries of Messrs. Baughman, Dahmus and Naccarato will be $404,839, $309,252, and $324,775, respectively, effective April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: March 07, 2011	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary